SCHEDULE 14C INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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CHINA ARCHITECTURAL ENGINEERING, INC.

(Name of Registrant as Specified in Its Charter)

Commission File Number: 001-33709

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CHINA ARCHITECTURAL ENGINEERING, INC.

105 BAISHI ROAD
JIUZHOU WEST AVENUE
ZHUHAI 519070
PEOPLE’S REPUBLIC OF CHINA

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT
OF MAJORITY STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that stockholders of China Architectural Engineering, Inc., a Delaware corporation (“CAE,” “the Company,” “we” or “us”), holding a majority of the voting rights of our common stock executed a written consent dated January 18, 2010 in lieu of a special meeting authorizing our Board of Directors to conduct the following items:

(i)
to issue up to 25,000,000 shares of our common stock (the “Shares”) in connection with the acquisition of 60% of the equity interest of Shanghai ConnGame Network Co. Ltd., a company organized under the laws of the People’s Republic of China (“ConnGame”); and

(ii)	to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 150,000,000 shares (the “Amendment”).

The accompanying information statement, which describes the issuance of the Shares and the Amendment in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the issuance of the Shares and the Amendment under the NASDAQ Marketplace Rules, the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws. Accordingly, the issuance of the Shares and the Amendment will not be submitted to the other stockholders of the Company for a vote.

Our Board of Directors has fixed the close of business on January [__], 2010 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of the action by written consent.  Pursuant to Rule 14c-2 under the Exchange Act, the issuance of the Shares and the amendment to our Certificate of Incorporation will not be implemented until at least twenty (20) calendar days after the mailing of this information statement to our stockholders.  This information statement will be mailed on January [__], 2010 to stockholders of record on January [__], 2010.

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.  This letter is the notice required by Section 228 of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE ISSUANCE OF THE SHARE AND THE AMENDMENT.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

FOR THE BOARD OF DIRECTORS

Chief Executive Officer and
Chairman of the Board of Directors

Dated: January [__], 2010
Zhuhai, China

CHINA ARCHITECTURAL ENGINEERING, INC.

INFORMATION STATEMENT REGARDING
CORPORATE ACTION TAKEN BY WRITTEN CONSENT OF
OUR BOARD OF DIRECTORS AND HOLDERS OF
A MAJORITY OF OUR COMMON STOCK
IN LIEU OF SPECIAL MEETING

China Architectural Engineering, Inc. (“CAE,” “the Company,” “we” or “us”) is furnishing this information statement to you to provide a description of actions taken by our Board of Directors and by the holders of a majority of our outstanding shares of common stock in accordance with the relevant sections of the General Corporation Law of the State of Delaware (the “Delaware Code”).

This information statement is being mailed on January [__], 2010 to stockholders of record on January [__], 2010 (the “Record Date”). The information statement is being delivered only to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE ISSUANCE OF THE SHARES AND THE AMENDMENT. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTIONS

On January 18, 2010, our Board of Directors authorized the issuance of up to 25,000,000 shares of our common stock (the “Shares”) to First Jet Investments Ltd., a company formed under the laws of the British Virgin Islands (“First Jet”) to acquire a 60% equity interest in Shanghai ConnGame Network Co. Ltd., a company formed under the laws of the People's Republic of China (“ConnGame”) from First Jet (the “Acquisition”).

On January 18, 2010, our Board of Directors also approved an amendment to our Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the total number of authorized shares of common stock of the Company from 100,000,000 shares to 150,000,000 shares in the form attached hereto as Annex A (the “Amendment”).

The Board’s approval of the issuance of the Shares and the Amendment was subject to the approval of such amendment by the holders of a majority of the outstanding shares of our common stock.

On January 18, 2010, the holders of a majority of our outstanding common stock delivered an executed written consent of stockholders authorizing and approving the issuance of the Shares and the Amendment.

VOTING AND VOTE REQUIRED

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting.  Approval by at least a majority of the outstanding voting power of our shares of common stock present and voting on the matter at a meeting would be required to approve the Amendment.

In addition to the DGCL, we are subject to the rules of the NASDAQ Stock Market, Inc. because our common stock is listed on the NASDAQ Global Market. Pursuant to NASDAQ Marketplace Rule 5635(a), we must obtain stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if the number of shares of common stock to be issued exceeds 20% of the number of shares of common stock outstanding prior to the issuance of the stock. In addition, under Nasdaq Marketplace Rule 5635(b), we must obtain stockholder approval prior to the issuance of securities that will result in a change of control of our Company.

As of Record Date, we had 53,256,874 shares of common stock outstanding.  The issuance of the full 25,000,000 shares to First Jet in connection with the Acquisition would result in the issuance of more than 20% of our pre-issuance outstanding shares. In addition, as of the Record Date, the largest shareholder of our Company is KGE Group, Ltd. which holds approximately 24.1 million shares of our common stock.  The issuance of 25,000,000 shares of common stock to First Jet would result in a change of control of our Company, with First Jet becoming our largest stockholder, owning approximately 31.9% of our outstanding common stock immediately after the issuance. Therefore, under NASDAQ Marketplace Rules, stockholder approval is required prior to the issuance of the Shares.

Each stockholder is entitled to one vote for each share of common stock held by such stockholder. On January 18, 2010, the following stockholders holding an aggregate of 29,100,387, or 54.6%, of all eligible votes, delivered an executed written consent authorizing the issuance of the Shares and the Amendment:

Stockholder	No. of Shares
KGE Group Limited	24,100,287
Resort Property International Limited	5,000,000
Total	29,100,287

Accordingly, the written consent executed by the above-listed stockholders satisfies the stockholder approval requirement for authorization of the issuance of the Shares and the Amendment.  In an effort to minimize the Company's expenses, a special meeting of the stockholders is not required and will not be held because stockholders holding a majority of the eligible votes are in favor of the actions.

NOTICE PURSUANT TO DELAWARE CODE SECTION 228

Pursuant to Delaware Code Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This information statement serves as the notice required by Delaware Code Section 228.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this information statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this Information Statement to you if you write or call us at the following address or telephone number: 105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070, People’s Republic of China, telephone: 0086-756-8538908. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

CORPORATE ACTION NO. 1

APPROVAL OF THE ISSUANCE OF UP TO 25,000,000 SHARES OF OUR COMMON STOCK IN
CONNECTION WITH OUR ACQUISITION OF 60% OF THE EQUITY INTEREST OF CONNGAME

OVERVIEW

The Board of Directors and the stockholders have approved by written consent the issuance of up to 25,000,000 shares of our common stock (the “Shares”) to acquire a 60% equity interest in Shanghai ConnGame Network Co. Ltd., a company formed under the laws of the People's Republic of China (“ConnGame”) from First Jet Investments Ltd., a company formed under the laws of the British Virgin Islands (“First Jet”).  First Jet owns of 81% of the equity interest of ConnGame.  The issuance of any of the Shares will occur no sooner than 20 calendar days after the date this information statement has been mailed to stockholders.

REASONS FOR THE ACQUISITION

ConnGame is a developer and publisher of MMORPG (Massively Multiplayer Online Role Playing Game).  We hope that the acquisition of ConnGame will expand our core capabilities and facilitate our planned transformation into a high-end architectural design consultant and service provider, as we intend to leverage ConnGame’s design engines and virtual applications to broaden our service capabilities and scope of architectural collaborations. We intend to utilize ConnGame's technology and online platform to provide technical consulting and advisory services to architects, real estate developers and governments.   We believe our acquisition of ConnGame will enable us to strengthen our core architectural engineering and design abilities, in addition to enabling us to enter China's large online game market, with ConnGame’s two to-be-released MMORPG games.  We believe that the online game industry and its related business model will be a growing market in China.

We intend to modify our previous business model that has traditionally focused on design and construction to focus on design and virtual online.  We believe that this transformation will reduce our exposure to unpredictable operational risks that relate to construction projects, in addition to providing us with the tools to strengthen our ability to complete projects within budget limitations.  We also believe that the acquisition of ConnGame and its technologies will enable us to better evaluate estimated profitable of construction projects before we enter into contracts.  We believe that our technology profile will be strengthened, particularly with ConnGame’s virtual and online and graphic technologies, and that the technology and capabilities will permit us to render more animated, detailed, and interactive designs that could assist us in attaining highly desirable projects from our bidding competitors.

RISKS RELATED TO THE ACQUISITION OF CONNGAME

This information statement contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks our public filings made with the Securities and Exchange Commission.  Any investment in our common stock involves a high degree of risk, and any potential investors should carefully consider the material risks described in our public filings made with the Securities and Exchange Commission before deciding whether to purchase any of our securities. Our business, financial condition or results of operations could be materially adversely affected by these risks, including those related to the Acquisition and to the business operations of ConnGame.  The industry in which ConnGame operates, the online game industry, is vastly different from the industry that we have historically operated in and, therefore, ConnGame is subject to different risks related to its business.  Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur after the Acquisition.

Because our current management has no experience in the development and operation of MMORPG, our business has a higher risk of failure.

Our current management has no professional training or technical credentials in the field of in the development and operation of MMORPG. As a result, they may not be able to recognize and take advantage of potential opportunities in the sector without the aid from the management of ConnGame.  Consequently our operations, earnings and ultimate financial success may suffer harm as a result.

If our stock price decreases, the Nasdaq Stock Market may delist our securities, which could limit investors’ ability to trade in our securities.

Nasdaq Listing Rule 5550(a)(2) (the “Rule”) requires that our common stock maintain a minimum bid price of $1.00 per share for 30 consecutive business days.  As of January 15, 2010, our stock price closed at $1.18.  If we do not meet the requirement, our securities may become subject to delisting.  If our common stock is delisted by Nasdaq, the trading market for our common stock would likely be adversely affected, as price quotations may not be as readily obtainable, which would likely have a material adverse effect on the market price of our common stock.

Although we expect that the acquisition will result in benefits to us, we may not realize those benefits because of integration difficulties and other challenges.

The success of the acquisition of ConnGame will be dependent in large part on the success of our management in integrating the operations, technologies and personnel of the two companies. Our failure to meet the challenges involved in successfully completing the integration of the operations of ConnGame or to otherwise realize any of the anticipated benefits of the acquisition, including additional revenue opportunities, could impair our results of operations.

Challenges involved in this integration include, without limitation:

•	integrating successfully each company's operations, technologies, products and services;
•	reducing the costs associated with operations;
•	coordinating the publishing, distribution and marketing efforts to effectively promote the services and products of our combined company; and
•	combining the corporate cultures, maintaining employee morale and retaining key employees.

We may not successfully complete the integration of our operations and ConnGame in a timely manner and we may not realize the anticipated benefits of the acquisition of ConnGame to the extent, or in the timeframe, anticipated. Anticipated benefits assume a successful integration and are based on projections, which are inherently uncertain, and other assumptions. Even if integration is successful, anticipated benefits may not be achieved.

Through FirstJet, Mr. Jun Tang will become our largest shareholder and the Chairman of our Board of Directors, and the interests of First Jet and Mr. Jun Tang may conflict with the interests of our other shareholders.

As a result of the issuance of 25,000,000 shares to First Jet, it will become our largest shareholder and Mr. Jun Tang will have the ability to strongly influence the nominations of our board of directors and determination of the outcome of certain matters submitted to our stockholders, such as the approval of significant transactions. As a result, actions that may be supported by a majority of other stockholders may be blocked by First Jet and Mr. Jun Tang.

The development of MMORPG products requires substantial up-front expenditures. We may not be able to recover development costs for our future MMORPG products.

Consumer preferences for games are usually cyclical and difficult to predict, and even the most successful titles remain popular for only limited periods of time, unless refreshed with new content. We will be required to continuously develop new products and enhancements to existing products. Because of the significant complexity of MMORPG games, these products require a longer development time and are more expensive to create than traditional console game products. In addition, the long lead time involved in developing a MMORPG product and the significant allocation of financial resources that each product requires means it is critical that we accurately predict consumer demand for new MMORPG products. If future MMORPG products do not achieve expected market acceptance or generate sufficient sales upon introduction, we may not be able to recover the development and marketing costs associated with new products, and our financial results could suffer.

The interactive entertainment industry is highly competitive and it will be difficult to obtain market share.

We expect to compete with other interactive entertainment gaming publishers. Those competitors vary in size from small companies with limited resources to very large corporations with significantly greater financial, marketing, and product development resources than we have. Certain of these competitors may spend more money and time on developing and testing products, undertake more extensive marketing campaigns, and adopt more aggressive pricing policies than we do.   Competition in the interactive entertainment industry is intense and we expect new competitors to continue to emerge.

We may be subject to intellectual property claims.

As the number of interactive entertainment products increases and the features and content of these products continue to overlap, software developers increasingly may become subject to infringement claims.  Our products often utilize complex technology that may become subject to emerging intellectual property rights of others. It is possible that third parties still may claim infringement.  From time to time, we receive communications from third parties regarding such claims. Existing or future infringement claims against us, whether valid or not, may be time consuming, distracting to management and expensive to defend.

Intellectual property litigation or claims could force us to do one or more of the following:

•	cease selling, incorporating, supporting or using products or services that incorporate the challenged intellectual property;

•	obtain a license from the holder of the infringed intellectual property, which if available at all, may not be available on commercially favorable terms; or

•
redesign the affected interactive entertainment software products or hardware peripherals, which could result in additional costs, delay introduction and possibly reduce commercial appeal of the affected products.

Any of these actions may harm our business and financial results.

Integrating and maintaining internal controls for the combined business may strain our resources and divert management's attention. If we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Prior to the consummation of the acquisition, ConnGame was not not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002 and the rules and regulations of any stock exchange. As a subsidiary of ours, ConnGame will be subject to such rules and regulations. As described in Item 9A of this Form 10-K, it was determined that we had material weaknesses in our internal control over financial reporting. Integrating and maintaining appropriate internal controls and procedures for the combined business will require specific compliance training of certain officers and employees, will entail substantial costs in order to modify existing accounting systems, and will take a significant period of time to complete.  We may not be able to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, or that our internal controls are perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

Forward-Looking Statements

This information statement contains forward-looking statements that involve substantial risks and uncertainties.  The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations and future business strategies. Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, the risks indicated above.  Actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated should one or more of these risks or uncertainties occur or if any of the risks or uncertainties described elsewhere in this information statement or in the “Risk Factors” section of our 2008 annual report and September 30, 2009 quarterly report occur.  Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

SUMMARY OF PROPOSED TERMS OF THE ACQUISITION

Issuance of 25,000,000 Shares for a 60% Interest in ConnGame

On December 11, 2009, we and First Jet entered into a letter of intent for the Acquisition (“Letter of Intent”).  Pursuant to the terms and conditions of the Letter of Intent, we will issue up to 25,000,000 shares of our common stock to First Jet to acquire 60% of the equity interest of ConnGame.

The actual number of Shares that will be issued in this transaction will be based on an independent valuation of ConnGame.  In the event that an independent valuation firm determines that the value of ConnGame is at least $50 million, then we will issue all 25 million of the Shares to First Jet. If the value of ConnGame is determined to be less than $50 million, we will reduce the number of shares that we will issue to First Jet depending on the value of ConnGame, as negotiated by the parties.

The Shares will be issued to First Jet in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder and/or pursuant to Regulation S of the Securities Act.

Change in Chairman of Our Board of Directors

Upon the consummation of the Acquisition, it is anticipated that Luo Ken Yi will resign as Chairman of the Board of Directors.  Mr. Luo will remain as a member of the Board.  Upon Mr. Luo’s resignation as the Chairman of the Board, the Board will appoint Mr. Jun Tang, the sole shareholder of First Jet, as Chairman of the Board.

Mr. Jun Tang, 47, currently serves as the President and Chief Executive Officer of New Huadu Group, Fujian.  From 2004 to 2008, Mr. Tang served as President of Shanghai SNDA (Nasdaq: SNDA), a interactive entertainment media company in China.  Prior to that, he served as President of Microsoft China Co., Ltd from 2002 to 2004.  From 1997 to 2002, he served as General Manager of Microsoft Global Technical Engineering Center, and from 1994 to 1997 he served as Senior Project Manager for Microsoft US.    Mr. Tang received his doctorate degree, master’s degree and bachelor’s degree in the U.S., Japan and China, respectively.

Condition to consummating the issuance of the shares.

The Acquisition and the issuance of the Shares are subject to the waiver of reduction to conversion price of the Company’s outstanding Bonds or exercise price of the 2008 Warrants.  Pursuant to the trust deeds that govern the Company’s outstanding Variable Rate Convertible Bonds due 2012 (the “2007 Bonds”) and 12% Convertible Bonds due 2011 (the “2008 bonds,” and collectively with the 2007 Bonds, the “Bonds”) and the warrants to purchase 300,000 shares of common stock of the Company expiring 2013 (the “2008 Warrants”), the conversion price of the Bonds and the exercise price of the 2008 Warrants shall adjust downward if we issue shares as a per share price that is less than the current conversion price of the Bonds or exercise price of the 2008 Warrants.  The 2007 Bonds are currently exercisable at $2.45 per share and the 2008 Bonds are currently exercisable at $6.35 per share. The exercise price of the 2008 Warrants is $6.35 per share.

Based on the current trading price of our common stock on the NASDAQ Global Market, we anticipate that the issuance of the Shares would trigger a downward adjustment of the conversion prices of the Bonds and exercise price of the 2008 Warrants because the price at which the Shares will be issued, as determined under the valuation provisions of the trust deeds for the Bonds, would be lower than the current conversion prices of the Bonds and exercise price of the 2008 Warrants.

The Acquisition and our obligation to issue the Shares is subject to the holders of the Bonds and the 2008 Warrants agreeing to waive their right to a reduction in the conversion price of the Bonds and exercise price of the 2008 Warrants due to the issuance of the Shares by entering into an Amendment and Waiver Agreement (the “Waiver”).  The holders of the 2008 Bonds also must agree that no default shall occur under Condition 12(A)(xiv) of the trust deed governing the 2008 Bonds relating to the requirement that KGE Group own at least 45% of our issued and outstanding common stock, as after the issuance of the Shares, KGE Group will own less than 45% of the issued and outstanding common stock.

Closing conditions may be waived and/or re-negotiated by us and the parties to the Acquisition.

Dilutive Effect

Our stockholders will incur immediate and significant dilution of their percentage of stock ownership in CAE if and when the Shares are issued. This means that our current stockholders will own a smaller percentage interest in CAE as a result of the issuance of the Shares.

The table below illustrates the incremental impact that the issuance of the Shares will have upon the number of shares of our common stock outstanding (assuming no additional issuances of shares of our common stock):

	Number of Shares		Number of Shares
	Outstanding Prior to	Shares	Outstanding After
	Issuance	Issued	Issuance
Issuance of Shares:	53,256,874 (Before issuance of Shares)	25,000,000 (Shares)	78,256,874

Stockholders immediately prior to the issuance of the Shares will incur substantial dilution in their percentage ownership of our common stock upon the issuance of the Shares.  Following the acquisition of the 60% equity interest in ConnGame, our current stockholders will own approximately 68.1% of our outstanding common stock, a reduction of approximately 39.1%.

Interest of Executive Officers and Directors

None of the directors or executive officers has a direct or indirect interest in the Acquisition, other than as a stockholder.

CORPORATE ACTION NO. 1

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

OVERVIEW

The Board of Directors has adopted and the stockholders have approved by written consent an amendment to our Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the total number of authorized shares of common stock of the Company from 100,000,000 shares to 150,000,000 shares (the “Amendment”).  The increase in the number of authorized shares of our common stock will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing would occur no sooner than 20 calendar days after the date this information statement has been mailed to stockholders.  A form of the amendment to the Certificate of Incorporation is attached to this Information Statement as Annex A. No further action on the part of stockholders would be required to authorize or effect the Amendment.

THE PURPOSE OF THE AMENDMENT

The Board of Directors considers the Amendment to be in the best interests of the Company and its stockholders.  As of the Record Date, there were 53,256,874 shares of common stock outstanding.  Additionally, as of the Record Date, there were 2,000,000 shares reserved for issuance under our 2009 Omnibus Incentive Plan (the “Plan”), 6,414,912 shares reserved for issuance upon the conversion of our outstanding convertible bonds (at the current per share conversion prices) and 423,700 shares reserved for issuance upon the exercise of our outstanding warrants.  Assuming the issuance of the full 25,000,000 shares in connection with the Acquisition, approximately 87.1% of our authorized common shares will be either issued or reserved for issuance pursuant to the Plan and our outstanding warrants and convertible bonds.  In addition, if there is a triggering event that requires a reduction in the per share conversion price of out outstanding convertible bonds, the number of issuable shares will increase accordingly.  Therefore, after the Acquisition, our flexibility to pursue potential future transactions involving shares of our common stock, including acquisitions, equity offerings, stock dividends, and equity compensation, will be limited.  The Board of Directors believes that the availability of the additional authorized shares of common stock will allow the Company to respond quickly to such potential business opportunities as they arise.  Other than the potential issuance of the Shares in connection with the Acquisition, we do not currently have any agreements or other commitments to issue any shares of common stock.

There are no preemptive rights with respect to our common stock.

POTENTIAL EFFECTS OF THE PROPOSED AMENDMENT

The Company could use the additional shares of common stock that would become available for issuance as a result of the Amendment for potential strategic transactions including, among other things, future acquisitions, joint ventures, restructurings, and other investments.  The Company has no plans to use any of the additional shares that will become authorized for issuance for any such purposes, other than the issuance of up to 25,000,000 shares to acquire a 60% equity interest in ConnGame, as described above.

The additional shares of common stock that would become available for issuance as a result of the Amendment could be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.  The Board has no plans to use any of the additional shares of common stock that would become available when the Amendment is effected for any such purposes.

In addition to the anti-takeover implications from the increased number of shares that would become available for issuance as a result of the Amendment, as discussed above, we are also affected by Delaware anti-takeover laws and anti-takeover provisions in our charter documents.  Other than as discussed in this information statement, there are no provisions of our articles, bylaws, employment agreements or credit agreements have material anti-takeover consequences.

Delaware Law Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

 Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Anti-Takeover Charter Provisions

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things, will:

•	provide our Board of Directors with the ability to alter our Bylaws without stockholder approval;
•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and
•	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring our company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

OTHER EFFECTS ON OUTSTANDING SHARES

The rights and preferences of the outstanding shares of the common stock will remain the same should the Amendment occur.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Amendment.

NO APPRAISAL RIGHTS

Under the Delaware Code, stockholders are not entitled to appraisal rights with respect to the amendment to the Certificate of Incorporation to effect the increased in the number of authorized shares, and we will not independently provide stockholders with any such right.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the Record Date are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of the Record Date, based on 53,256,874 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

The number of shares of our common stock outstanding as of the Record Date, excludes (i) 423,700 shares of our common stock issuable upon exercise of outstanding warrants, (ii) 6,414,912 shares of our common stock issuable upon the conversion of issued and outstanding bonds, subject to adjustment, (iii) 100,000 shares that are issuable upon the exercise of outstanding options, and (iv) an additional 1,900,000 shares of common stock that are authorized to be issued and granted under our 2009 Omnibus Incentive Plan.  Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China.

		Common Shares Beneficially Owned
		Prior to Issuance of Shares In the Acquisition			After Issuance of Shares In the Acquisition
Name of Beneficial Owner	Title	Number of Shares		Percentage of Shares	Number of Shares		Percentage of Shares (1)
Executive Officers and Directors:
Luo Ken Yi	Chief Executive Officer and Chairman of the Board (2)	24,100,287	(3)	45.3%	24,100,287		30.8%
Tang Nianzhong	Vice President, China Operations and Director	24,100,287	(3)	45.3%	24,100,287		30.8%
Ye Ning	Vice President	24,100,287	(3)	45.3%	24,100,287		30.8%
Gene Michael Bennet	Chief Financial Officer	100,000	(4)	*	100,000	(4)	*
Li Guoxing	General Manager of Design	-		-	-		-
Wang Zairong	Chief Technology Officer	-		-	-		-
Feng Shu	Research and Development Supervisor	-		-	-		-
Charles John Anderson	President, U.S. Operations and Chief Operating Officer	-		-	-		-
Zheng Jinfeng	Director	-		-	-		-
Zhao Bao Jiang	Director	-		-	-		-
Kelly Wang	Director	-		-	-		-
Miu Cheung	Director	-		-	-		-
Chia Yong Whatt	Director	-		-	-		-
Officers and Directors as a group (total of 12 persons)		24,200,287	(3)(4)	45.4%	24,200,287	(3)(4)	30.9%

5% Stockholders
KGE Group Limited		24,100,287	(3)	45.3%	24,100,287		30.8%
ABN AMRO Bank, N.V.		4,558,908	(5)	7.9%	4,558,908		5.5%
Li Qin Fu		5,000,000	(6)	9.4%	5,000,000		6.9%
First Jet Investments Ltd.		-		-	25,000,000	(7)	31.9%

(1)	Percentages calculated based on 78,256,874 shares of common stock issued and outstanding after the issuance of the 25,000,000 Shares.

(2)	Upon the closing of the Acquisition, Mr. Luo Ken Yi will resign as Chairman of the Board of Directors, however, he will remain a member of the Board of Directors.

(3)
Consists of 24,100,287 shares of common stock in our company held by KGE Group Limited, a Hong Kong corporation, of which Luo Ken Yi, Ye Ning and Tang Nianzhong are directors and may be deemed to have voting and investment control over the shares owned by KGE Group Limited. In addition, Luo Ken Yi, Ye Ning and Tang Nianzhong own approximately 70%, 10% and 10% respectively, of KGE Group Limited’s issued and outstanding shares. In addition, KGE Holding Limited owns approximately 5% of the issued and outstanding shares of KGE Group Limited, of which is owned by Luo Ken Yi and his brother. As a result, Luo Ken Yi, Ye Ning and Tang Nianzhong may be deemed to be a beneficial owner of the shares held by KGE Group Limited. Each of the foregoing persons disclaims beneficial ownership of the shares held by KGE Group Limited except to the extent of his pecuniary interest.

(4)	Includes 100,000 shares of common stock issuable upon the exercise of outstanding stock options currently exercisable.

(5)
Includes (i) 1,181,102 shares of common stock may be acquired upon conversion of the Company’s 12% Convertible Bonds Due 2011, which are currently convertible at a conversion price of $6.35 per share, subject to adjustment upon certain events, and (ii) 112,500 shares of common stock that may be acquired upon exercise of the warrants issued in connection with the 2008 Bonds. Also includes 3,265,306 shares of common stock may be acquired upon conversion of the $8 million of the Company’s Variable Rate Convertible Bonds due in 2012 based on a conversion price of $2.45 per share.  The address of the stockholder is 250 Bishopsgate, London EC2M 4AA, United Kingdom.

(6)
Consists of 5,000,000 shares that Resort Property International Limited purchased from KGE Group, Ltd. in a private transaction that closed on August 6, 2009.  The shares were purchased by Nine Dragon (Hong Kong) Co. Ltd., an entity controlled by Li Qin Fu, who also has voting and investment control over the securities owned by Resort Property International Limited. The address of the stockholder is Room 2601, No 3 Lane, 288 Huaihai West Road, Shanghai PR China, 200031.

(7)
Includes 25,000,000 shares to be issued to First Jet Investment Ltd. in connection with the Acquisition.  Mr. Jun Tang has voting and investment control over the securities owned by First Jet Investment Ltd.  According to the terms of the acquisition, Mr. Jun Tang will be appointed as Chairman of the Board upon closing of the transaction.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results, our objectives, the amount and timing of the contemplated initial public offering of our common stock. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL INFORMATION

We will furnish without charge to any stockholder, upon written or oral request, any documents filed by us pursuant to the Securities Exchange Act. Requests for such documents should be addressed to 105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070, People’s Republic of China.

You may read and copy any reports, statements or other information that CAE files with the SEC directly from the SEC. You may either:

•	read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room maintained at 100 F Street, N.E., Washington, D.C. 20549; or

•
visit the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.

You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You should rely only on the information contained (or incorporated by reference) in this Information Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. This Information Statement is dated January [__], 2010. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Information Statement).

BY ORDER OF THE BOARD OF DIRECTORS

Chief Executive Officer and
Chairman of the Board of Directors

Dated: January [__], 2010
Zhuhai, China

ANNEX A:	Certificate of Amendment to Certificate of Incorporation

ANNEX A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
CHINA ARCHITECTURAL ENGINEERING, INC.

a Delaware corporation

China Architectural Engineering, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That Article IV of the Certificate of Incorporation of the Corporation, as amended, is hereby amended in its entirety to read as follows:

                                   "ARTICLE IV

      Section 1. Number of Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue shall be One Hundred Sixty Million (160,000,000) shares. The Corporation shall be authorized to issue two classes of shares of stock, designated, "Common Stock" and "Preferred Stock." The Corporation shall be authorized to issue One Hundred Fifty Million (150,000,000)  shares of Common Stock, each share to have a par value of $0.001 per share, and Ten Million (10,000,000) shares of Preferred Stock, each share to have a par value of $0.001 per share.

      Section 2. Common Stock. The Board of Directors of the Corporation may authorize the issuance of shares of Common Stock from time to time. The Corporation may reissue shares of Common Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law.

      Section 3. Preferred Stock. The Board of Directors of the Corporation may by resolution authorize the issuance of shares of Preferred Stock from time to time in one or more series. The Corporation may reissue shares of Preferred Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law. The Board of Directors is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding.

      Section 4. Dividends and Distributions. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.

      Section 5. Voting Rights. Each share of Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.”

 THIRD: The amendment set forth has been duly approved by the Board of Directors of the Corporation and by the Stockholder entitled to vote thereon.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

IN WITNESS WHEREOF, I, the undersigned, being the Chief Executive Officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the Delaware General Corporation Law, do make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand, as of this __ day of _____________ 2010.

By:
Name:
Title:

A-2